                                                                    EXHIBIT 99.1


                                                                 [GLENAYRE LOGO]



NEWS RELEASE

contact:
Elizabeth Dolcourt   770 283 2569
Elizabeth.Dolcourt@Glenayre.com

(NASDAQ: GEMS)


                  GLENAYRE ANNOUNCES FIRST QUARTER 2003 RESULTS
                  Quarterly Revenue Increased 17% Sequentially

ATLANTA, GA -- APRIL 28, 2003 -- Glenayre Technologies, Inc., today reported revenue of $13.3 million for the first quarter of 2003 compared to $11.4 million for the fourth quarter of 2002, and $23.4 million for the first quarter of 2002.

As of March 31, 2003, Glenayre reported a total cash and short-term investments balance of $97.8 million, compared to $108.2 million at December 31, 2002. The Company also reported that it had received an income tax refund of $2.7 million subsequent to March 31, 2003.

The accompanying schedules include a table showing the reconciliation of income
(loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States, to 1) Income (loss) from continuing operations before certain one-time gains and charges, and 2) EBITDA from continuing operations before certain one-time gains and charges.

THE FOLLOWING DISCUSSION OF OPERATING RESULTS FROM CONTINUING OPERATIONS EXCLUDES CERTAIN ONE-TIME GAINS AND CHARGES FOR ALL COMPARABLE PERIODS MENTIONED.

Glenayre reported a loss from continuing operations of ($5.8) million, or ($0.09) per share, for the first quarter of 2003, compared to a loss of ($7.4) million, or ($0.11) per share, for the fourth quarter of 2002 and income of $0.5 million, or $0.01 per share, for the first quarter of 2002. EBITDA for the first quarter of 2003 was negative ($6.1) million, compared to negative ($5.6) million for the fourth quarter of 2002 and positive $2.3 million for the first quarter of 2002.

Gross margins from continuing operations were 53 percent for the first quarter of 2003 compared to 41 percent for the fourth quarter of 2002 and 63 percent for the first quarter of 2002. The Company attributed the improvement in gross margins during the first quarter of 2003, compared to the fourth quarter of 2002, to both a higher volume of revenue as well as to the product mix.

THE FOLLOWING DISCUSSION OF OPERATING RESULTS INCLUDES ALL ONE-TIME GAINS AND CHARGES FOR ALL COMPARABLE PERIODS MENTIONED.

With one-time gains and charges included for each of the comparable periods, Glenayre reported a loss from continuing operations of ($5.8) million for the first quarter of 2003, or ($0.09) per share, which compares to a loss of ($28.7) million, or ($0.44) per share, for the fourth quarter of 2002 and income of $3.0 million, or $0.04 per share, for the first quarter of 2002.

Including discontinued operations, the Company reported a net loss of ($4.5) million, or ($0.07) per share, for the first quarter of 2003, compared to a net loss of ($21.2) million, or ($0.32) per share, for the fourth quarter of 2002 and net income of $3.1 million, or $0.04 per share, for the first quarter of 2002.

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During the first quarter of 2003, the Company reported income from the discontinued paging operations of $1.3 million. This was primarily due to the collection of accounts receivable previously reserved for as well as to changes in estimates of ongoing wind-down liabilities, partially offset by an additional write-down of its Singapore facility.

At March 31, 2003, the Company had remaining assets of $11.2 million and liabilities of $22.8 million relating to the discontinued operations. The assets are primarily comprised of two facilities that are actively being marketed for sale. The liabilities consist of employee severance, lease commitments, warranty reserves and other estimated costs associated with exiting the paging business and meeting customer contractual commitments. The Company anticipates that approximately $4 to $7 million of the remaining $22.8 million of liabilities will be disbursed in 2003 and the remainder in 2004 and beyond.

"Glenayre continues to execute its focused business plan," said Eric Doggett, president and chief executive officer for Glenayre. "As I stated in our last earnings release, we expect first half of 2003 revenue to be higher than the second half of 2002 levels. We believe our 17% sequential revenue growth for the first quarter of 2003 demonstrates our continued ability to grow faster than the overall market."

Doggett continued, "During the first quarter, our Selling, General, and Administrative expenses were slightly higher than originally anticipated. Although Glenayre typically experiences higher SG&A expenses in the first quarter of the year due to the timing of major trade shows, this quarter we also had an increase in legal expenses associated primarily with our defense of the Jackson patent infringement case, which went to trial at the end of March 2003. We remain focused on reducing our overall expense levels and anticipate lower operating expenses for the remainder of the year."

Glenayre has continued to aggressively invest in new solutions designed to reduce service providers' operating expenses and support valuable messaging applications. During the first quarter, Glenayre:

         - Introduced the Versera(TM) High Density Messaging (HDMu) and shipped a total of 19 units to 6 customers. The Versera HDMu provides a smaller footprint and lower operational costs for service providers.

         - Announced a partnership with Teltier Technologies to integrate presence and availability management and applications to Glenayre's Versera(TM) solutions portfolio. Presence applications include dynamic mobile conferencing and intelligent availability alerts linked to user preferences and accessibility.

"I am very pleased with the progress of our efforts and the increase in sales activities," concluded Doggett. "The market is validating our Versera open application framework approach. Though the timing of some deals is difficult to predict, we anticipate continued sequential revenue growth in the second quarter."


ABOUT GLENAYRE:

Glenayre is a global provider of enhanced services and messaging solutions for service providers including wireless, fixed network, ISP and broadband. Glenayre has approximately 400 employees in 14 locations worldwide. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.

SAFE HARBOR STATEMENT

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This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #


  Glenayre and the Glenayre logo are trademarks of Glenayre Electronics, Inc.


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                           GLENAYRE TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                              MARCH 31, 2003              DECEMBER 31, 2002
                                                                        -------------------------     -------------------------
                                                                               (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                               $                  47,268     $                  64,333
Short-term investments                                                                     50,569                        43,884
Accounts receivable, net                                                                   10,850                         5,584
Inventories, net                                                                            7,884                         6,943
Assets, net, discontinued operations                                                       11,204                        11,709
Prepaid expenses and other current assets                                                   5,960                         6,698
                                                                        -------------------------     -------------------------
    Total Current Assets                                                                  133,735                       139,151
Property, plant and equipment, net                                                          7,141                         5,858
Other assets                                                                                  679                           795
                                                                        -------------------------     -------------------------
TOTAL ASSETS                                                            $                 141,555     $                 145,804
                                                                        =========================     =========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                        $                   4,925     $                   3,226
Accrued liabilities                                                                        24,421                        22,497
Accrued liabilities, discontinued operations                                                9,547                        10,574
                                                                        -------------------------     -------------------------
    Total Current Liabilities                                                              38,893                        36,297
Other liabilities                                                                           6,080                         6,416
Accrued liabilities, discontinued operations - noncurrent                                  13,227                        15,299
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
  no shares issued and outstanding                                                             --                            --
Common stock, $.02 par value; authorized: 200,000,000 shares,
  outstanding: 2003 - 65,548,321 shares; 2002 - 65,448,353 shares                           1,310                         1,308
Contributed capital                                                                       361,573                       361,485
Accumulated deficit                                                                      (279,528)                     (275,001)
                                                                        -------------------------     -------------------------
    Total Stockholders' Equity                                                             83,355                        87,792
                                                                        -------------------------     -------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $                 141,555     $                 145,804
                                                                        =========================     =========================

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                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                     ---------------------------
                                                                       2003               2002
                                                                     --------           --------

REVENUES:
    Product sales                                                    $  9,407           $ 19,336
    Service revenues                                                    3,936              4,098
                                                                     --------           --------
        Total Revenues                                                 13,343             23,434
                                                                     --------           --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION
  SHOWN SEPARATELY BELOW):
    Cost of sales                                                       3,716              6,294
    Cost of services                                                    2,601              2,284
                                                                     --------           --------
        Total Cost of Revenues                                          6,317              8,578
                                                                     --------           --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION
    SHOWN SEPARATELY BELOW):                                            7,026             14,856
OPERATING EXPENSES:
    Selling, general and administrative expense                         7,956              7,966
    Provision for doubtful receivables, net of recoveries                (168)                61
    Research and development expense                                    5,209              4,332
    Restructuring expense (credit)                                        222               (210)
    Depreciation expense                                                  144              2,229
                                                                     --------           --------
        Total Operating Expenses                                       13,363             14,378
                                                                     --------           --------
OPERATING INCOME (LOSS)                                                (6,337)               478
                                                                     --------           --------
OTHER INCOME (EXPENSES):
    Interest income, net                                                  425                479
    Gain (loss) on disposal of assets, net                                 14                (68)
    Realized and unrealized loss on securities, net                        --               (372)
    Other, net                                                             93                 71
                                                                     --------           --------
         Total Other Income                                               532                110
                                                                     --------           --------
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES                      (5,805)               588
    Provision (benefit) for income taxes                                   28             (2,413)
                                                                     --------           --------
INCOME (LOSS) FROM CONTINUING OPERATIONS                               (5,833)             3,001
INCOME FROM DISCONTINUED OPERATIONS                                     1,306                 77
                                                                     --------           --------
NET INCOME (LOSS)                                                    $ (4,527)          $  3,078
                                                                     ========           ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations                             $  (0.09)          $   0.05
Discontinued operations                                                  0.02               0.00
                                                                     --------           --------
Net income (loss) per weighted average common share                  $  (0.07)          $   0.05
                                                                     ========           ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Income (loss) from continuing operations                             $  (0.09)          $   0.04
Discontinued operations                                                  0.02               0.00
                                                                     --------           --------
Net income (loss) per weighted average common share                  $  (0.07)          $   0.04
                                                                     ========           ========

                           GLENAYRE TECHNOLOGIES, INC.
             SUMMARY SCHEDULE OF PRO FORMA (NON-GAAP) FINANCIAL DATA
                            (IN THOUSANDS) UNAUDITED


The following summary of pro forma (non-GAAP) financial data shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States
(GAAP), to pro forma income (loss) from continuing operations and pro forma earnings before interest, taxes, depreciation and amortization from continuing operations (pro forma EBITDA) which exclude one-time gains and charges.

Pro forma income (loss) from continuing operations, which represents income
(loss) from continuing operations, excluding one-time gains and charges, and pro forma EBITDA which represents pro forma income (loss) from continuing operations before net interest income, income taxes and depreciation and amortization are presented because the Company believes that these non-GAAP operating performance measures are useful to management and investors because they enhance the ability to analyze trends in the Company's business and compare the Company's operating performance to the performance of the Company's peers.

Pro forma income (loss) from continuing operations and pro forma EBITDA from continuing operations are not determined in accordance with GAAP. Pro forma EBITDA is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. Pro Forma EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

                                                                            THREE MONTHS ENDED
                                                          MARCH 31, 2003       MARCH 31, 2002         DECEMBER 31, 2002
                                                          -------------------------------------------------------------


INCOME (LOSS) FROM CONTINUING OPERATIONS                    $(5,833)               $ 3,001                $(28,701)
Tax benefit from NOL carryback(1)                                --                 (2,480)                     --
Impairment of long-lived assets, net of taxes(2)                 --                     --                  21,298
                                                          -------------------------------------------------------------
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE ONE-TIME GAINS AND CHARGES                         (5,833)                   521                  (7,403)
Provision for income taxes                                       28                     67                      --
Interest, net                                                  (425)                  (479)                   (539)
Depreciation                                                    144                  2,229                   2,333
                                                          -------------------------------------------------------------
PRO FORMA EBITDA FROM CONTINUING OPERATIONS
   BEFORE ONE-TIME GAINS AND CHARGES                        $(6,086)               $ 2,338                $ (5,609)
                                                          =============================================================

(1) Represents tax benefit associated with the alternative minimum taxes paid in 1996, 1997 and 1998 which were refunded to the Company in August 2002. In March 2002, the Internal Revenue Service suspended the 90% limitation on the use of net operating loss carrybacks which permitted the Company to obtain this refund.

(2) During the fourth quarter of 2002, the Company recorded an impairment charge of $21.3 million related to the write-down of continuing operations long-lived assets based on the evaluation of recoverability in accordance with Statement of Financial Accounting Standard No. 144.